     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 15, 1999
                                                                   (NO. 333-___)

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                               ------------------
                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          MUTUAL RISK MANAGEMENT LTD.
               (Exact Name of Registrant as Specified in Charter)
       Bermuda                                      None
(State or Other Jurisdiction          (I.R.S.Employer Identification Number)
of Incorporation or Organization)
                               44 CHURCH STREET
                            HAMILTON, BERMUDA HM 12
                                (441) 295-5688
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                         1998 LONG TERM INCENTIVE PLAN
                            (FULL TITLE OF THE PLAN)

                                ----------------
                               JOHN KESSOCK, JR.
                      C\O COMMONWEALTH RISK SERVICES, L.P.
                                ONE LOGAN SQUARE
                                   SUITE 1500
                             PHILADELPHIA, PA 19103
                                 (215) 963-1600
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                  Copies  to:

      Richard E. O'Brien                        Peter O. Clauss, Esquire
    Senior Vice President,                    Matthew A. Woodward, Esquire
  General Counsel & Secretary                      Pepper Hamilton LLP
  Mutual Risk Management Ltd.                     3000 Two Logan Square
       44 Church Street                            18th & Arch Streets
    Hamilton, Bermuda HM 12                      Philadelphia, PA  19103
        (441) 295-5688

                        CALCULATION OF REGISTRATION FEE

                                          PROPOSED           PROPOSED
                                          MAXIMUM            MAXIMUM
TITLE OF SECURITIES    AMOUNT TO BE       OFFERING PRICE     AGGREGATE OFFERING   AMOUNT OF
 TO BE REGISTERED      REGISTERED (1)     PER SHARE (2)      PRICE (2)            REGISTRATION FEE
-----------------------------------------------------------------------------------------------------
Common Stock           1,250,000          $37.0625           $46,328,125          $12,879
-----------------------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, this registration statement also covers an indeterminate amount of: (a) interests to be offered or sold pursuant to the 1998 Long Term Incentive Plan described herein, and (b) additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the 1998 Long Term Incentive Plan for any future stock split, stock dividend or similar adjustment of the outstanding Common Stock of the registrant.

(2) Estimated pursuant to Rule 457(c) solely for the purpose of calculating the registration fee based on the average of the high and low prices of the Common Shares on the New York Stock Exchange composite tape on June 9, 1999.

                                     PART I


              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


Item 1.

          The documents containing the 1998 Long Term Incentive Plan of Mutual Risk Management Ltd. ("MRM") specified in Part I will be sent or given to employees as required by Rule 428(b)(1) of the Securities Act of 1933. Such documents are not filed with the Securities and Exchange Commission as part of this registration statement in accordance with the Note to Part I of the general information to Form S-8. These documents and the documents incorporated by reference in this Registration Statement in Item 3 of Part II, taken together, constitute the prospectus required by Section 10(a) of the Securities Act of 1933.

Item 2.

          MRM will make available to plan participants without charge, upon written or oral request, the documents incorporated by reference in Item 3 of
Part II of this registration statement, as well as other documents required to be delivered under Rule 428(b) of the Securities Act of 1933. Written or telephone requests for such copies should be directed to the Secretary, Mutual Risk Management Ltd., 44 Church Street, Hamilton HM 12, Bermuda (441) 295-5688.

                                    PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference
         ---------------------------------------

  The Securities and Exchange Commission allows us to "incorporate by reference" information we file with it, which means that we can disclose important information by referring to those documents. The information incorporated by reference is considered to be a part of this registration statement, and information that we file later with the Securities and Exchange Commission will automatically update and supersede this information. We incorporate by reference the documents listed below:

     (a)  MRM's Annual Report on Form 10-K for the year ended December 31, 1998;

     (b)  MRM's Quarterly Report on Form 10-Q for the quarter ended March 31,
          1999;

     (c) The description of the common shares contained in our registration statement on Form 8-A dated May 14, 1991, including any amendments or reports filed for the purposes of updating such description; and

     (d) All documents filed by us pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement and prior to the filing of a post-effective amendment, which indicates that all securities offered pursuant to this registration statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part of this registration statement from the respective dates of filing of those documents.

Item 4.  Description of Securities
         -------------------------

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel
         --------------------------------------

  The validity of the common shares being offered will be passed upon by Conyers Dill & Pearman, a law firm in Hamilton, Bermuda. David J. Doyle, an attorney with this firm, is a director of the Company.

Item 6.  Indemnification of Directors and Officers
         -----------------------------------------

  Our By-Laws provide that MRM shall indemnify, subject to the provision below, every director and officer of MRM, and every member of a committee of the MRM board of directors out of the funds of MRM against all civil liabilities, loss, damage or expense (including, but not limited to, liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable) incurred or suffered by him as such director, officer or committee member, and any person acting as a director, officer or committee member in the reasonable belief that he has been so appointed or elected notwithstanding any defect in such appointment or election, provided always that the indemnity contained by the By-Laws shall not extend to any matter which would render it void pursuant to the Bermuda Companies Acts. To the extent that any director, officer or member of a committee duly constituted under the By-Laws is entitled to claim an indemnity pursuant to the By-Laws in respect of amounts paid or discharged by him, the relative indemnity shall take effect as an obligation of MRM to reimburse the person making such payment or effecting such discharge. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by MRM in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of a director or officer to repay such amount, unless it shall be ultimately determined that he is entitled to be indemnified by MRM as authorized in the By-Laws or otherwise pursuant to applicable laws.

Item 7.  Exemption from Registration Claimed
         -----------------------------------

         Not Applicable.

Item 8(a).  Exhibits
            --------

            Exhibit No.                Description
            -----------                -----------

              4.1              1998 Long Term Incentive Plan/1/
              5.1              Opinion of Conyers Dill & Pearman
             23.1              Consent of Ernst & Young LLP



-------------------------------

/1/ Incorporated by reference to Exhibit 10.12 to Form 10-K of Mutual Risk Management Ltd. for the period ended December 31, 1998.

      23.2              Consent of Conyers Dill & Pearman is contained in
                        Exhibit 5.1
      24 Power of Attorney (included on the signature page to the registration statement)

Item 8(b).  Exhibits
            --------

  The 1998 Long Term Incentive Plan is not presently qualified under the Internal Revenue Code. If MRM should change the status of the 1998 Long Term Incentive Plan, MRM hereby undertakes to submit the 1998 Long Term Incentive Plan and any amendments thereto to the Internal Revenue Service in a timely manner and will make all changes required by the Internal Revenue Service to qualify the 1998 Long Term Incentive Plan.

Item 9.  Undertakings
         ------------

  (a)  MRM hereby undertakes:

       (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

           (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

           (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

       (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) that, for purposes of determining any liability under the Securities Act of 1933, each filing of MRM's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1933) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

  (c) insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of MRM pursuant to the foregoing provisions, or otherwise, MRM has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable; in the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of MRM in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, MRM will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      The Registrant. Pursuant to the requirements of the Securities Act of 1933, MRM certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Hamilton, Bermuda on this 10th day of June, 1999.

                                                   MUTUAL RISK MANAGEMENT LTD.


                                   By:  /s/ Robert A. Mulderig
                                       ---------------------------------------
                                            Robert A. Mulderig
                                            Chairman and Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned, Mutual Risk Management Ltd., a Bermuda corporation ("MRM"), and the undersigned directors and officers of MRM, hereby constitute and appoint Richard E. O'Brien, with full power of substitution and resubstitution, his or her true and lawful attorney and agent at any time and from time to time to do any and all acts and things and execute in his or her name (whether on behalf of MRM, or by attesting the seal of MRM or otherwise), any and all instruments and documents which said attorney and agent may deem necessary or advisable and may be required to enable MRM and the 1998 Long Term Incentive Plan to comply with the Securities Act of 1933, as amended, and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, in connection with the Plan and shares of Common Stock of MRM offered pursuant to or in connection with the Plan, including specifically, but without limiting the generality of the foregoing, power of attorney to sign the name of MRM and affix the corporate seal and to sign the names of the undersigned directors and officers to all registration statements, and all amendments and supplements thereto, on Form S-8 or S-8/S-3 or on any other appropriate form, hereafter filed with the Securities and Exchange Commission and all instruments or documents filed as a part thereof or in connection therewith, and each of the undersigned hereby ratifies and confirms all that said attorney and agent, or his substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of MRM and in the capacities and on the dates indicated.


Signature                   Title                                  Date
---------                   -----                                  ----


/s/ Robert A. Mulderig      Chairman and Chief Executive Officer   June 10, 1999
--------------------------  (Principal Executive Officer)
Robert A. Mulderig

/s/ John Kessock, Jr.       President, Director and Authorized     June 10, 1999
--------------------------  U.S. Representative
John Kessock, Jr.

 /s/ Richard G. Turner      Executive Vice President and Director  June 10, 1999
--------------------------
Richard G. Turner

/s/ Glenn R. Partridge      Executive Vice President and Director  June 10, 1999
--------------------------
Glenn R. Partridge

 /s/ James C. Kelly         Chief Financial Officer
--------------------------  (Principal Financial
James C. Kelly                and Accounting Officer)              June 10, 1999

 /s/ Roger E. Dailey        Director                               June 10, 1999
--------------------------
Roger E. Dailey

 /s/ David J. Doyle         Director                               June 10, 1999
--------------------------
David J. Doyle

 /s/ Arthur E. Engel        Director                               June 14, 1999
--------------------------
Arthur E. Engel

 /s/ Allan W. Fulkerson     Director                               June 10, 1999
--------------------------
Allan W. Fulkerson

                            Director                               June___, 1999
--------------------------
William F. Galtney, Jr.

 /s/ Beverly H. Patrick     Director                               June 10, 1999
--------------------------
Beverly H. Patrick

 /s/ Jerry S. Rosenbloom    Director                               June 10, 1999
--------------------------
Jerry S. Rosenbloom

/s/ Joseph D. Sargent       Director                               June 10, 1999
--------------------------
Joseph D. Sargent

 /s/ Norman L. Rosenthal    Director                               June 7, 1999
--------------------------
Norman L. Rosenthal

     The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hamilton, Bermuda, on the 10th day of June, 1999.

                                    1998 LONG TERM INCENTIVE PLAN

                                    By:  COMPENSATION COMMITTEE,
                                    Plan Administrator

                                          By:  /s/ Beverly H. Patrick
                                             -----------------------------
                                               Beverly H. Patrick
                                                       Committee Member

                               Index of Exhibits


Exhibit No.         Description
-----------         -----------

5.1                 Opinion of  Conyers Dill & Pearman.

23.1                Consent of Ernst & Young LLP.